Exhibit 99.1

Theragenics® Reports Third Quarter 2008 Results

$18.1 Million is Highest Revenue Quarter Ever

BUFORD, Ga.--(BUSINESS WIRE)--October 30, 2008--Theragenics Corporation (NYSE: TGX), a medical device company serving the surgical products and prostate cancer treatment markets, today announced consolidated financial results for the third quarter and nine months ended September 28, 2008. Consolidated results include the results of NeedleTech Products, Inc. subsequent to its acquisition by Theragenics on July 28, 2008.

Consolidated Results

Consolidated revenue for the quarter was $18.1 million, an increase of 13% from the 2007 period. For the year to date period, 2008 consolidated revenue was $49.3 million, an increase of 5% over 2007. Net income for the third quarter of 2008 was $641,000, or $0.02 per share, compared to $1.8 million, or $0.05 per share in 2007. Net income for the year to date period was $3.9 million, or $0.12 per share in 2008, compared to $4.5 million, or $0.13 per share in 2007.

The acquisition of NeedleTech reduced earnings per share by $0.01 in the 2008 periods. As previously announced, the Company expected this acquisition to be dilutive to EPS in 2008 and accretive in 2009. The Company also recorded a non-cash income tax charge unrelated to the acquisition in the third quarter of 2008, which caused its income tax rates to be significantly higher than its normal tax rates and reduced EPS by $0.01 in the 2008 periods.

Segment Results

Revenue in the Company’s surgical products segment increased 51% in the third quarter of 2008 over 2007, and 27% in the 2008 year to date period over 2007. On a pro forma basis, as if NeedleTech was included in the pre-acquisition periods, 2008 revenue in the surgical products segment increased 6% in the third quarter and 10% in the year to date period over 2007. Operating income in the surgical products segment was $1.2 million in the third quarter of 2008, which is flat with 2007. For the year to date period, 2008 operating income was $4.2 million compared to $2.8 million in 2007. Operating income in the 2008 periods was affected by $590,000 of non-cash NeedleTech acquisition related charges that will not recur in 2009. 2008 operating income was also affected by, among other things, a $164,000 non-cash benefit unrelated to the acquisition, from an adjustment to reduce share-based and long-term incentive compensation expense based on actual forfeitures experienced.

Revenue in the brachytherapy segment decreased 21% in the third quarter and 13% in the year to date period, as compared to 2007. The Company believes this reflects a decline in the number of brachytherapy procedures industry-wide in 2008. The brachytherapy segment experienced an operating loss of $35,000 in the third quarter of 2008 compared to operating income of $1.2 million in 2007, and operating income of $1.8 million in the 2008 year to date period compared to operating income of $3.3 million in 2007. The decline in brachytherapy operating income was primarily a result of the lower revenues in 2008, as a significant portion of the brachytherapy segment’s operating expenses are fixed in nature. This was offset somewhat by reduced depreciation expense from the change in the estimated service lives of the cyclotron equipment in 2008. Compared to the estimated service lives used in 2007, this change reduced depreciation expense by $318,000 in the third quarter of 2008 and $1.2 million in the 2008 year to date period.

“Demand for brachytherapy procedures has been soft during 2008, and we expect this to probably continue,” stated M. Christine Jacobs, Chairman and CEO. “The brachytherapy business is experiencing pressure from poor distributor performance, competing technologies and industry-wide softened demand. Our brachytherapy business continues to generate positive cash flows from operations, and operating costs are under control. This business remains an important contributor to our overall strategy.”

Ms. Jacobs continued, “The third quarter addition of NeedleTech further enhances our diversification strategy. We expect this new acquisition will support growth in our surgical products business. Our newly formed R&D group is an exciting addition for us. This group will serve our customers with experienced product development, talent and services. Though only just started in the third quarter, we have developed a prioritized list of new products. The R&D group has already begun to work with our surgical products business to fill a new product pipeline.”

Ms. Jacobs concluded her remarks by saying, “We have accomplished a great deal in 2008. We posted record revenue this quarter. We have an R&D effort underway to utilize all of the assets across our Company to continue our diversification and support our growth. We have furthered our diversification and growth with the acquisition of NeedleTech. Our surgical products business has produced organic growth in a very difficult economic environment. Our cash flows remain strong. Lastly, our balance sheet continues to give us flexibility, the importance of which cannot be overstated in today’s economic and credit environment.”

Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Pro forma revenue by segment is summarized in Table III, and operating income (loss) is summarized in Table IV. Table V includes a computation of dilution from the NeedleTech acquisition, and Table VI includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA).

Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID 69251977. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company’s website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting “Company Presentations.” You also can access a phone replay of the call until Midnight, November 6, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 69251977.

Theragenics Corporation (NYSE: TGX) operates two business segments: its surgical products business and its brachytherapy seed business. Its surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, and other needle-based products. The Company’s surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. The Company’s brachytherapy business manufactures and markets its premier product, the palladium-103 TheraSeed® device (www.theraseed.com) and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. For additional information, call Theragenics’ Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

This press release contains disclosure of non-GAAP financial measures, including net earnings excluding adjustments related to the acquisition of NeedleTech, dilution related to the acquisitions, and earnings before interest, taxes, depreciation, amortization and share based compensation (which the Company has historically referred to as “EBITDA”). Management believes net earnings excluding adjustments related to the acquisition of NeedleTech, and dilution from this acquisition, is a useful measure in helping investors understand results on a basis comparable to prior periods. Management believes EBITDA provides additional and meaningful assessment of the Company’s ongoing results and performance. Because the Company has historically reported EBITDA, management also believes that the inclusion of this non-GAAP measure provides consistency in its financial reporting and facilitates investors' understanding of the Company's historic operating trends by providing an additional basis for comparisons to prior periods. Management uses EBITDA to establish financial and operational goals, to monitor the Company's actual performance in relation to its business plan and operating budgets, and as part of several components it considers in determining incentive compensation. Management recognizes that the use of non-GAAP measures has limitations, including the fact that they may not be directly comparable with similar non-GAAP financial measures used by other companies. All non-GAAP financial measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as substitute for, financial information prepared in accordance with GAAP. For a reconciliation of non-GAAP measures from GAAP reported amounts, please see the supplemental information included with this press release.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. From time to time the Company may make other forward-looking statements relating to others, including without limitation, research and development plans, investment in the Company’s surgical products business, and future income tax rates and available tax deductions. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, the timing and the ability to capitalize on opportunities for investment and growth within the surgical products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for brachytherapy, wound closure, vascular access, specialty needles and, more broadly, medical devices, competition from other companies within the brachytherapy, wound closure, vascular access, specialty needle and medical device markets, competition from other methods of treatments, new product development cycles, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, changes in the ordering patterns of our customers, continued acceptance and demand of the Company’s products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party reimbursement, including Medicare reimbursement as administered by the Centers for Medicare and Medicaid Services (CMS), implementation of new legislation by CMS, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, potential changes in applicable tax rates, uncertainties related to the market for auction rate securities and other factors set forth from time to time in the Company’s Securities and Exchange Commission filings.

All forward looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	9/28/08	9/30/07	9/28/08	9/30/07
Product sales	$17,914	$15,757	$48,545	$46,348
Licensing & fee income	192	244	710	679
Total revenue	18,106	16,001	49,255	47,027
Cost of sales	10,292	8,207	25,534	24,180
Gross profit	7,814	7,794	23,721	22,847
Operating expenses:
Selling, general & administrative	5,608	4,498	15,578	14,252
Amortization of purchased intangibles	683	469	1,620	1,406
Research & development	373	430	667	1,100
Change in estimated value of asset held for sale	-	-	(142)	-
Gain on sale of equipment	(8)	-	(5)	-
	6,656	5,397	17,718	16,758
Operating income	1,158	2,397	6,003	6,089
Non-operating items
Interest income	173	530	929	1,653
Interest expense	(241)	(177)	(518)	(528)
Other	209	(1)	145	1
	141	352	556	1,126
Earnings before income taxes	1,299	2,749	6,559	7,215
Income tax expense	658	986	2,644	2,740
Net earnings	$641	$1,763	$3,915	$4,475
Earnings per share:
Basic	$0.02	$0.05	$0.12	$0.14
Diluted	$0.02	$0.05	$0.12	$0.13
Weighted average shares:
Basic	33,000	33,118	33,089	33,101
Diluted	33,139	33,237	33,237	33,262

TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

Assets	September 28, 2008	December 31, 2007
Cash, cash equivalents & short-term marketable securities	$38,016	$48,789
Trade accounts receivable	9,882	7,882
Inventories	11,999	7,644
Deferred income tax asset	3,075	1,664
Prepaid expenses & other current assets	2,183	1,338
Total current assets	65,155	67,317
Property, plant & equipment, net	30,614	27,972
Goodwill	67,824	38,658
Other intangible assets	22,076	11,881
Marketable securities – long-term	500	-
Asset held for sale	-	2,900
Other long-term assets	87	93
Total assets	$186,256	$148,821

Liabilities & Shareholders’ Equity
Current liabilities – accounts payable & accrued expenses	$6,407	$4,989

Long-term debt	32,000	7,500
Deferred income tax liability, long-term	10,564	1,369
Contract termination liability	-	1,487
Other long-term liabilities	939	857
Total long-term liabilities	43,503	11,213

Shareholders’ equity	136,346	132,619
Total liabilities & shareholders’ equity	$186,256	$148,821

TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
PRO FORMA REVENUE BY SEGMENT
(Unaudited)
(In thousands)

The following unaudited pro forma summary combines the Company’s revenue with that of NeedleTech as if the July 2008 acquisition had occurred on January 1, 2007.  This unaudited pro forma information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial condition that would have been reported had the acquisition been completed as of January 1, 2007, and should not be taken as indicative of the Company’s future consolidated results of operations or financial condition.

		Three Months Ended Sept 28, 2008			Three Months Ended Sept 30, 2007
	Surgical Products	Brachy- therapy	Interseg. elim.	Consolidated	Surgical Products	Brachy- therapy	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$11,444	$6,707	$(45)	$18,106	$7,587	$8,477	$(63)	$16,001
Revenue in pre acquisition period (1)	1,205	-	-	1,205	4,357	-	-	4,357
Pro forma revenue	$12,649	$6,707	$(45)	$19,311	$11,944	$8,477	$(63)	$20,358
		Nine Months Ended Sept 28, 2008			Nine Months Ended Sept 30, 2007
	Surgical Products	Brachy- therapy	Interseg. elim.	Consolidated	Surgical Products	Brachy- therapy	Interseg. elim.	Consolidated
Revenue, U.S. GAAP	$27,208	$22,221	$(174)	$49,255	$21,498	$25,676	$(147)	$47,027
Revenue in pre acquisition period (2)	10,061	-	-	10,061	12,433	-	-	12,433
Pro forma revenue	$37,269	$22,221	$(174)	$59,316	$33,931	$25,676	$(147)	$59,460

(1)  Revenue of NeedleTech for the period July 1, 2008 to July 28, 2008 (for the three months ended Sept 28, 2008) and for the period July 1, 2007 to Sept 30, 2007 (for the three months ended Sept 30, 2007), representing the periods prior to acquisition by Theragenics.

(2)  Revenue of NeedleTech for the period January 1, 2008 to July 28, 2008 (for the nine months ended Sept 28, 2008) and for the period January 1, 2007 to Sept 30, 2007 (for the nine months ended Sept 30, 2007), representing the periods prior to acquisition by Theragenics.

TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
OPERATING INCOME (LOSS) BY SEGMENT
(Unaudited)
(In thousands)

	Quarter Ended		Nine Months Ended
	Sept 28, 2008	Sept 30, 2007	Sept 28, 2008	Sept 30, 2007
Operating income (loss)
Surgical products	$1,170	$1,160	$4,211	$2,766
Brachytherapy seed	(35)	1,244	1,774	3,335
	1,135	2,404	5,985	6,101
Intersegment Eliminations	23	(7)	18	(12)
Consolidated	$1,158	$2,397	$6,003	$6,089

TABLE V
THERAGENICS CORPORATION AND SUBSIDIARIES
DILUTION FROM ACQUISITION
(Unaudited)
(In thousands, except per share data)

	Quarter Ended Sept 28, 2008	Nine Months Ended Sept 28, 2008
Net earnings, U.S. GAAP	$641	$3,915
Adjustments related to acquisition:
Operating loss of acquired company, including non-cash amortization of purchased intangibles	305	305
Interest income from cash used in acquisition (1)	47	47
Interest expense on additional borrowings under credit facility (2)	141	141
Income tax effect of adjustments (3)	(176)	(176)
Net earnings excluding adjustments related to acquisition (a)	$958	$4,232

Weighted average shares as reported:
Basic	33,000	33,089
Diluted	33,139	33,237

Earnings per share as reported:
Basic	$0.02	$0.12
Diluted	$0.02	$0.12

Earnings per share excluding adjustments related to acquisition (a):
Basic	$0.03	$0.13
Diluted	$0.03	$0.13

Dilution per share (a):
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

(1) To adjust for interest income that would have been earned on $24.8 million of cash used for acquisition, based on actual weighted average cash investment returns in post acquisition period.

(2) To adjust for interest expense incurred on $24.5 million in borrowings under credit facility, based on actual effective interest rates under the credit agreement in the post acquisition period.

(3) Income tax effect on adjustments.

(a) Represents a non GAAP financial measure. See page 3 of this press release for information on non-GAAP financial measures.

TABLE VI
THERAGENICS CORPORATION AND SUBSIDIARIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)
(In thousands)

	Three Months Ended		Nine Months Ended
	Sept 28, 2008	Sept 30, 2007	Sept 28, 2008	Sept 30, 2007
Net earnings, U.S. GAAP	$641	$1,763	$3,915	$4,475
Income tax expense	658	986	2,644	2,740
Interest income	(173)	(530)	(929)	(1,653)
Interest expense	241	177	518	528
Other non-operating income/expense	(209)	1	(145)	(1)
Operating income	1,158	2,397	6,003	6,089
Depreciation and amortization	2,067	1,572	4,434	4,711
Share based compensation amortization	69	210	481	575
EBITDA (a)	$3,294	$4,179	10,918	$11,375

(a) Represents a non GAAP financial measure.  See page 3 of this press release for information on non-GAAP financial measures.  The Company has historically referred to earnings before interest, taxes, depreciation, amortization and share based compensation as “EBITDA.”

CONTACT:
Theragenics Corporation
Company Contacts:
Frank Tarallo, CFO & Treasurer
or
Lisa Rassel, Manager of Investor Relations
Phone: 800-998-8479 OR 770-271-0233
www.theragenics.com